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                                                                     EXHIBIT 2.4

                                 AMENDMENT TO
                                PLAN OF MERGER


     THIS IS AN AMENDMENT (the "Amendment") to that certain PLAN OF MERGER ("the Plan") dated July 10, 1997, by and between Airways Corporation, a Delaware corporation ("Airways"), and ValuJet, Inc., a Nevada corporation ("VJET"), herein sometimes referred to as the "Surviving Corporation", said corporations being hereinafter collectively referred to as the "Constituent Corporations".

     It is agreed as follows:

     1. The reference on page 2 of the Plan to "Section 78.451 or the Nevada Revised Statutes" is hereby changed to "Section 92A.100 of the Nevada Revised Statutes."

     2. Paragraph A of Article IV of the Plan is hereby amended to read as follows:

          "On the Effective Date of the Merger the members of the board of
          directors of the     Surviving Corporation shall consist of four
          persons to be selected by VJET prior to the Closing and three persons to be selected by Airways prior to the Closing. Of such seven (7) members of the Board of Directors, three (3) of such members selected by VJET and two (2) of such members selected by Airways shall continue to hold their positions as directors until the 1999 shareholders meeting and thereafter until the election and qualification of their respective successors or until they shall resign, die or otherwise cease to hold such directorships in accordance with the bylaws of the Surviving Corporation."

     3. Except as expressly modified herein, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Amendment to be executed by its respective duly authorized officers as of the _____ day of September, 1997.

                                    VALUJET, INC.


                                    By: /s/ D. Joseph Corr
                                       -----------------------------
                                    Title: Executive Vice President
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                                    AIRWAYS CORPORATION


                                    By: /s/ Robert D. Swenson
                                       -----------------------------------------

                                    Title: President and Chief Executive Officer
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